NEWS	Exhibit 99.1

Mark Graff
SVP, Financial Planning and Investor Relations
(813) 830-5311

Bloomin’ Brands Announces 2022 Q2 Financial Results
Q2 Diluted EPS of $(0.72) and Adjusted Diluted EPS of $0.68
Reiterates Full Year Adjusted Profit and EPS Expectations
Raises Full Year Guidance for Total Revenues
Declares Quarterly Cash Dividend of $0.14 per share

TAMPA, Fla., July 29, 2022 - Bloomin’ Brands, Inc. (Nasdaq: BLMN) today reported results for the second quarter 2022 (“Q2 2022”) compared to the second quarter 2021 (“Q2 2021”).

CEO Comments
“We delivered another solid quarter of results that highlights the strength of our portfolio,” said David Deno, CEO. “Importantly, we achieved this performance despite increased inflationary headwinds and a softening macro environment in June. The ability to leverage our leading off-premises business, capitalize on growing digital capabilities, and improve operational efficiencies has enabled us to deliver on our commitments. We remain focused on executing against our strategy to elevate the guest experience while driving sustainable sales and profits to thrive in this challenging environment.”

Diluted EPS and Adjusted Diluted EPS
The following table reconciles Diluted (loss) earnings per share to Adjusted diluted earnings per share for the periods indicated (unaudited):

	Q2
	2022	2021	CHANGE
Diluted (loss) earnings per share	$(0.72)	$0.75	$(1.47)
Adjustments (1)	1.40	0.06	1.34
Adjusted diluted earnings per share (1)	$0.68	$0.81	$(0.13)

___________________
(1)Adjustments for Q2 2022 primarily relate to the repurchase of $125 million of our outstanding convertible notes (the “2025 Notes”), as well as the settlements of the related convertible senior note hedges and warrants (the “2025 Notes Partial Repurchase”). See Non-GAAP Measures later in this release.

Second Quarter Financial Results

(dollars in millions, unaudited)	Q2 2022	Q2 2021	CHANGE
Total revenues	$1,125.2	$1,077.4	4.4%

Restaurant-level operating margin	15.5%	20.3%	(4.8)%

GAAP Operating income margin	7.8%	11.6%	(3.8)%
Adjusted operating income margin (1)	7.8%	11.0%	(3.2)%
___________________
(1)See Non-GAAP Measures later in this release.

•The increase in Total revenues was primarily due to: (i) higher comparable restaurant sales primarily in Brazil, (ii) the net impact of restaurant openings and closures and (iii) the effect of foreign currency translation of the Brazilian Real relative to the U.S. dollar.

•Restaurant-level operating margin decreased primarily due to: (i) commodity inflation, (ii) higher operating expenses including utilities, (iii) increased labor costs primarily due to wage rate inflation and (iv) higher advertising expense. These decreases were partially offset by: (i) increases in average check per person, (ii) the net benefit of lapping the impact of COVID-19 in Brazil and (iii) the impact of certain cost saving initiatives.

•Operating income margin decreased due to a decrease in restaurant-level operating margin as described above and benefits from value-added tax court rulings in Brazil during 2021, partially offset by lower incentive compensation.

Second Quarter Comparable Restaurant Sales
The following table includes Company-owned comparable restaurant sales for the second quarter ended June 26, 2022 as well as performance relative to 2019 for improved comparability to pre-COVID-19 restaurant sales:

	THIRTEEN WEEKS ENDED
	JUNE 26, 2022
Comparable restaurant sales (stores open 18 months or more):	COMPARABLE TO 2021	COMPARABLE TO 2019
U.S.
Outback Steakhouse	(1.1)%	10.1%
Carrabba’s Italian Grill	(1.0)%	15.6%
Bonefish Grill	(1.1)%	3.3%
Fleming’s Prime Steakhouse & Wine Bar	6.0%	31.8%
Combined U.S.	(0.4)%	11.7%
International
Outback Steakhouse - Brazil (1)	95.7%	27.6%
_________________
(1)Excludes the effect of fluctuations in foreign currency rates. Includes trading day impact from calendar period reporting.

The following table includes Company-owned average restaurant unit volumes for the periods indicated:

	THIRTEEN WEEKS ENDED
Average restaurant unit volumes (weekly):	JUNE 26, 2022	JUNE 30, 2019 (1)
U.S.
Outback Steakhouse	$77,941	$69,497
Carrabba’s Italian Grill	$66,016	$56,285
Bonefish Grill	$64,113	$60,018
Fleming’s Prime Steakhouse & Wine Bar	$112,900	$81,754
International
Outback Steakhouse - Brazil (2)	$61,210	$66,829
_________________
(1)Presented for comparability to pre-COVID-19 average restaurant unit volumes.
(2)Translated at average exchange rates of 4.89 and 3.91 for the thirteen weeks ended June 26, 2022 and June 30, 2019, respectively. Brazil average restaurant unit volumes for the thirteen weeks ended June 26, 2022 are up 14% on a constant currency basis versus the comparable period in 2019.

Dividend Declaration and Share Repurchases
On July 19, 2022, our Board of Directors declared a quarterly cash dividend of $0.14 per share to be paid on August 24, 2022 to all stockholders of record as of the close of business on August 10, 2022.

On February 8, 2022, our Board of Directors approved a $125 million share repurchase program. Through July 28, 2022, we repurchased 3.2 million shares for a total of $62 million and had $63 million remaining under this authorization. This authorization will expire on August 9, 2023.

Fiscal 2022 Financial Outlook
The table below presents our updated expectations for selected 2022 financial operating results. We have increased our full year outlook for total revenues and expect the profit benefits from the increased revenues to be offset by higher than expected inflation. We are reaffirming all other aspects of our full-year financial guidance as previously communicated in our April 29, 2022 earnings release, including adjusted EBITDA and adjusted diluted earnings per share.

Financial Results:	Prior Outlook	Current Outlook
Total revenues	$4.35B to $4.40B	$4.40B to $4.45B

GAAP diluted earnings per share (1)	$2.23 to $2.32	$1.11 to $1.22

GAAP effective income tax rate (2)	16.5% to 17.5%	28% to 29%

Other Selected Financial Data:
Commodity inflation	11% to 13%	13% to 14%

Capital expenditures	$225M to $240M	$200M to $210M

Weighted average adjusted diluted shares (3)	Approx. 95 million	Approx. 93 million
_________________
(1)For GAAP purposes assumes weighted average diluted shares of approximately 99 million. The total change in GAAP earnings per share is due to the impact of losses related to the 2025 Notes Partial Repurchase.
(2)Increase in the GAAP effective income tax rate primarily related to the 2025 Notes Partial Repurchase in Q2 2022.
(3)Reflects the impact of the partial repurchase of the 2025 Notes.

Q3 2022 Financial Outlook
The table below presents our expectations for selected fiscal Q3 2022 financial operating results:

Financial Results:	Q3 2022 Outlook
Total revenues	$1.05B to $1.07B

GAAP diluted earnings per share (1)	$0.30 to $0.35

Adjusted diluted earnings per share (2)	$0.31 to $0.36
_________________
(1)For GAAP purposes assumes weighted average diluted shares of approximately 96 million.
(2)Assumes weighted average adjusted diluted shares of approximately 93 million, which includes the benefit of the convertible note hedge entered into in May 2020.

Conference Call
The Company will host a conference call today, July 29, 2022 at 8:15 AM EDT. The conference call will be webcast live from the Company’s website at http://www.bloominbrands.com under the Investors section. A replay of this webcast will be available on the Company’s website after the call.

Non-GAAP Measures
In addition to the results provided in accordance with GAAP, this press release and related tables include certain non-GAAP measures, which present operating results on an adjusted basis. These are supplemental measures of performance that are not required by or presented in accordance with GAAP and include the following: (i) Adjusted income from operations and the corresponding margin, (ii) Adjusted net income, (iii) Adjusted diluted earnings per share and (iv) Adjusted segment income from operations and the corresponding margin.

We believe that our use of non-GAAP financial measures permits investors to assess the operating performance of our business relative to our performance based on GAAP results and relative to other companies within the restaurant industry by isolating the effects of certain items that may vary from period to period without correlation to core operating performance or that vary widely among similar companies. However, our inclusion of these adjusted measures should not be construed as an indication that our future results will be unaffected by unusual or infrequent items or that the items for which we have made adjustments are unusual or infrequent or will not recur. We believe that the disclosure of these non-GAAP measures is useful to investors as they form part of the basis for how our management team and Board of Directors evaluate our operating performance, allocate resources and administer employee incentive plans.

These non-GAAP financial measures are not intended to replace GAAP financial measures, and they are not necessarily standardized or comparable to similarly titled measures used by other companies. We maintain internal guidelines with respect to the types of adjustments we include in our non-GAAP measures. These guidelines endeavor to differentiate between types of gains and expenses that are reflective of our core operations in a period, and those that may vary from period to period without correlation to our core performance in that period. However, implementation of these guidelines necessarily involves the application of judgment, and the treatment of any items not directly addressed by, or changes to, our guidelines will be considered by our disclosure committee. You should refer to the reconciliations of non-GAAP measures in tables four, five, six and seven included later in this release for descriptions of the actual adjustments made in the current period and the corresponding prior period.

About Bloomin’ Brands, Inc.
Bloomin’ Brands, Inc. is one of the largest casual dining restaurant companies in the world with a portfolio of leading, differentiated restaurant concepts. The Company has four founder-inspired brands: Outback Steakhouse, Carrabba’s Italian Grill, Bonefish Grill and Fleming’s Prime Steakhouse & Wine Bar. The Company operates more than 1,500 full-service restaurants and off-premises only kitchens in 47 states, Guam and 15 countries, some of which are franchise locations. For more information, please visit www.bloominbrands.com.
Forward-Looking Statements
Certain statements contained herein, including statements under the headings “CEO Comments”, “Fiscal 2022 Financial Outlook” and “Q3 2022 Financial Outlook” are not based on historical fact and are “forward-looking statements” within the meaning of applicable securities laws. Generally, these statements can be identified by the use of words such as “guidance,” “believes,” “estimates,” “anticipates,” “expects,” “on track,” “feels,” “forecasts,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” “should,” “could,” “would” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the Company’s forward-looking statements. These risks and uncertainties include, but are not limited to: consumer reaction to public health and food safety issues; the effects of the COVID-19 pandemic and uncertainties about its depth and duration, as well as the impacts to economic conditions and consumer behavior, including, among others: the inability of workers, including delivery drivers, to work due to illness, quarantine, or government mandates, temporary restaurant closures and capacity restrictions due to reduced workforces or government mandates, the unemployment rate, the extent, availability and effectiveness of any COVID-19 stimulus packages or loan programs, the ability of our franchisees to operate their restaurants during the pandemic and pay royalties, and trends in consumer behavior and spending during and after the end of the pandemic; increases in labor costs and fluctuations in the availability of employees; increases in unemployment rates and taxes; price and availability of commodities and other impacts of inflation; competition; local, regional, national and international economic conditions; our ability to preserve the value of and grow our brands; interruption or breach of our systems or loss of consumer or employee information; our dependence on a limited number of suppliers and distributors; political, social and legal conditions in international markets and their effects on foreign operations and foreign currency exchange rates; government actions and policies; the effects of changes in tax laws; changes in patterns of consumer traffic, consumer tastes and dietary habits; challenges associated with our remodeling, relocation and expansion plans; consumer confidence and spending patterns; the seasonality of the Company’s business; weather, acts of God and other disasters; compliance with debt covenants and the Company’s ability to make debt payments and planned investments; the cost and availability of credit; interest rate changes; and any impairments in the carrying value of goodwill and other assets. Further information on potential factors that could affect the financial results of the Company and its forward-looking statements is included in its most recent Form 10-K and subsequent filings with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statement, except as may be required by law. These forward-looking statements speak only as of the date of this release. All forward-looking statements are qualified in their entirety by this cautionary statement.
Note: Numerical figures included in this release have been subject to rounding adjustments.

TABLE ONE
BLOOMIN’ BRANDS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
	THIRTEEN WEEKS ENDED		TWENTY-SIX WEEKS ENDED
(in thousands, except per share data)	JUNE 26, 2022	JUNE 27, 2021	JUNE 26, 2022	JUNE 27, 2021
Revenues
Restaurant sales	$1,108,918	$1,055,227	$2,232,493	$2,034,678
Franchise and other revenues	16,244	22,139	33,204	30,161
Total revenues	1,125,162	1,077,366	2,265,697	2,064,839
Costs and expenses
Food and beverage costs	364,459	312,102	723,829	603,972
Labor and other related	308,759	294,999	621,270	569,637
Other restaurant operating	263,529	233,450	522,639	462,743
Depreciation and amortization	41,257	40,539	83,032	81,765
General and administrative	59,246	66,462	117,920	123,710
Provision for impaired assets and restaurant closings	193	5,177	2,032	7,377
Total costs and expenses	1,037,443	952,729	2,070,722	1,849,204
Income from operations	87,719	124,637	194,975	215,635
Loss on extinguishment and modification of debt	(107,630)	(2,073)	(107,630)	(2,073)
Loss on fair value adjustment of derivatives, net	(17,685)	—	(17,685)	—
Other income, net	—	—	—	21
Interest expense, net	(12,548)	(14,990)	(26,181)	(29,618)
(Loss) income before provision for income taxes	(50,144)	107,574	43,479	183,965
Provision for income taxes	11,536	22,688	27,465	29,281
Net (loss) income	(61,680)	84,886	16,014	154,684
Less: net income attributable to noncontrolling interests	1,955	2,341	4,138	3,277
Net (loss) income attributable to Bloomin’ Brands	(63,635)	82,545	11,876	151,407
Convertible senior notes if-converted method interest adjustment, net of tax	—	—	—	691
Diluted net (loss) income attributable to Bloomin’ Brands	$(63,635)	$82,545	$11,876	$152,098

(Loss) earnings per share:
Basic	$(0.72)	$0.93	$0.13	$1.71
Diluted	$(0.72)	$0.75	$0.12	$1.38

Weighted average common shares outstanding:
Basic	88,898	89,075	89,127	88,721
Diluted	88,898	109,805	102,045	110,223

TABLE TWO
BLOOMIN’ BRANDS, INC.
SEGMENT RESULTS
(UNAUDITED)
(dollars in thousands)	THIRTEEN WEEKS ENDED		TWENTY-SIX WEEKS ENDED
U.S. Segment	JUNE 26, 2022	JUNE 27, 2021	JUNE 26, 2022	JUNE 27, 2021
Revenues
Restaurant sales	$985,927	$990,293	$2,009,562	$1,890,352
Franchise and other revenues	12,700	12,765	25,472	17,624
Total revenues	$998,627	$1,003,058	$2,035,034	$1,907,976
Restaurant-level operating margin	15.1%	21.7%	16.3%	20.5%
Income from operations	$104,620	$165,297	$236,846	$287,032
Operating income margin	10.5%	16.5%	11.6%	15.0%
International Segment
Revenues
Restaurant sales	$122,991	$64,934	$222,931	$144,326
Franchise and other revenues (1)	3,544	9,374	7,732	12,537
Total revenues	$126,535	$74,308	$230,663	$156,863
Restaurant-level operating margin	17.8%	3.2%	17.4%	9.3%
Income from operations	$14,126	$2,470	$23,010	$6,007
Operating income margin	11.2%	3.3%	10.0%	3.8%
Reconciliation of Segment Income from Operations to Consolidated Income from Operations
Segment income from operations
U.S.	$104,620	$165,297	$236,846	$287,032
International	14,126	2,470	23,010	6,007
Total segment income from operations	118,746	167,767	259,856	293,039
Unallocated corporate operating expense	(31,027)	(43,130)	(64,881)	(77,404)
Total income from operations	$87,719	$124,637	$194,975	$215,635
____________________
(1)During the thirteen and twenty-six weeks ended June 27, 2021, we recognized $6.3 million of other revenues in connection with favorable court rulings in Brazil regarding the calculation methodology and taxable base of Program of Social Integration (“PIS”) and Contribution for the Financing of Social Security (“COFINS”) taxes.

TABLE THREE
BLOOMIN’ BRANDS, INC.
SUPPLEMENTAL BALANCE SHEET INFORMATION
	JUNE 26, 2022	DECEMBER 26, 2021
(dollars in thousands)	(UNAUDITED)
Cash and cash equivalents	$95,346	$87,585
Net working capital (deficit) (1)	$(616,924)	$(631,833)
Total assets	$3,229,995	$3,294,271
Total debt, net	$801,733	$793,065
Total stockholders’ equity	$262,741	$222,850
_________________
(1)We have, and in the future may continue to have, negative working capital balances (as is common for many restaurant companies). We operate successfully with negative working capital because cash collected on restaurant sales is typically received before payment is due on our current liabilities, and our inventory turnover rates require relatively low investment in inventories. Additionally, ongoing cash flows from restaurant operations and gift card sales are typically used to service debt obligations and to make capital expenditures.

TABLE FOUR
BLOOMIN’ BRANDS, INC.
RESTAURANT-LEVEL OPERATING MARGIN RECONCILIATIONS
(UNAUDITED)
Consolidated	THIRTEEN WEEKS ENDED		TWENTY-SIX WEEKS ENDED
(dollars in thousands)	JUNE 26, 2022	JUNE 27, 2021	JUNE 26, 2022	JUNE 27, 2021
Income from operations	$87,719	$124,637	$194,975	$215,635
Operating income margin	7.8%	11.6%	8.6%	10.4%
Less:
Franchise and other revenues	16,244	22,139	33,204	30,161
Plus:
Depreciation and amortization	41,257	40,539	83,032	81,765
General and administrative	59,246	66,462	117,920	123,710
Provision for impaired assets and restaurant closings	193	5,177	2,032	7,377
Restaurant-level operating income	$172,171	$214,676	$364,755	$398,326
Restaurant-level operating margin	15.5%	20.3%	16.3%	19.6%

U.S.	THIRTEEN WEEKS ENDED		TWENTY-SIX WEEKS ENDED
(dollars in thousands)	JUNE 26, 2022	JUNE 27, 2021	JUNE 26, 2022	JUNE 27, 2021
Income from operations	$104,620	$165,297	$236,846	$287,032
Operating income margin	10.5%	16.5%	11.6%	15.0%
Less:
Franchise and other revenues	12,700	12,765	25,472	17,624
Plus:
Depreciation and amortization	33,545	33,579	68,303	67,224
General and administrative	23,648	22,953	47,093	44,045
Provision for impaired assets and restaurant closings	191	5,676	249	7,139
Restaurant-level operating income	$149,304	$214,740	$327,019	$387,816
Restaurant-level operating margin	15.1%	21.7%	16.3%	20.5%

International	THIRTEEN WEEKS ENDED		TWENTY-SIX WEEKS ENDED
(dollars in thousands)	JUNE 26, 2022	JUNE 27, 2021	JUNE 26, 2022	JUNE 27, 2021
Income from operations	$14,126	$2,470	$23,010	$6,007
Operating income margin	11.2%	3.3%	10.0%	3.8%
Less:
Franchise and other revenues	3,544	9,374	7,732	12,537
Plus:
Depreciation and amortization	6,020	5,565	11,556	11,285
General and administrative	5,331	4,116	10,259	8,721
Provision for impaired assets and restaurant closings	—	(708)	1,775	(1)
Restaurant-level operating income	$21,933	$2,069	$38,868	$13,475
Restaurant-level operating margin	17.8%	3.2%	17.4%	9.3%
_________________
The following categories of our revenue and operating expenses are not included in restaurant-level operating margin because we do not consider them reflective of operating performance at the restaurant-level within a period:
(1)Franchise and other revenues, which are earned primarily from franchise royalties and other non-food and beverage revenue streams, such as rental and sublease income.
(2)Depreciation and amortization which, although substantially all of which is related to restaurant-level assets, represent historical sunk costs rather than cash outlays for the restaurants.
(3)General and administrative expense which includes primarily non-restaurant-level costs associated with support of the restaurants and other activities at our corporate offices.
(4)Asset impairment charges and restaurant closing costs which are not reflective of ongoing restaurant performance in a period.

TABLE FIVE
BLOOMIN’ BRANDS, INC.
RESTAURANT-LEVEL OPERATING MARGIN RECONCILIATIONS
(UNAUDITED)
	THIRTEEN WEEKS ENDED		(UNFAVORABLE) FAVORABLE CHANGE QUARTER TO DATE
Consolidated:	JUNE 26, 2022	JUNE 27, 2021
Restaurant sales	100.0%	100.0%

Food and beverage costs	32.9%	29.6%	(3.3)%
Labor and other related	27.8%	28.0%	0.2%
Other restaurant operating	23.8%	22.1%	(1.7)%

Restaurant-level operating margin	15.5%	20.3%	(4.8)%

Segments - Restaurant-level operating margin:
U.S.	15.1%	21.7%	(6.6)%
International	17.8%	3.2%	14.6%

	TWENTY-SIX WEEKS ENDED		(UNFAVORABLE) FAVORABLE CHANGE YEAR TO DATE
Consolidated:	JUNE 26, 2022	JUNE 27, 2021
Restaurant sales	100.0%	100.0%

Food and beverage costs	32.4%	29.7%	(2.7)%
Labor and other related	27.8%	28.0%	0.2%
Other restaurant operating	23.4%	22.7%	(0.7)%

Restaurant-level operating margin	16.3%	19.6%	(3.3)%

Segments - Restaurant-level operating margin:
U.S.	16.3%	20.5%	(4.2)%
International	17.4%	9.3%	8.1%

TABLE SIX
BLOOMIN’ BRANDS, INC.
INCOME FROM OPERATIONS, NET (LOSS) INCOME AND DILUTED (LOSS) EARNINGS PER SHARE NON-GAAP RECONCILIATIONS
(UNAUDITED)
	THIRTEEN WEEKS ENDED		TWENTY-SIX WEEKS ENDED
(in thousands, except per share data)	JUNE 26, 2022	JUNE 27, 2021	JUNE 26, 2022	JUNE 27, 2021
Income from operations	$87,719	$124,637	$194,975	$215,635
Operating income margin	7.8%	11.6%	8.6%	10.4%
Adjustments:
Legal and other matters (1)	—	(6,337)	—	(6,337)
Total income from operations adjustments	—	(6,337)	—	(6,337)
Adjusted income from operations	$87,719	$118,300	$194,975	$209,298
Adjusted operating income margin	7.8%	11.0%	8.6%	10.2%

Diluted net (loss) income attributable to Bloomin’ Brands	$(63,635)	$82,545	$11,876	$152,098
Convertible senior notes if-converted method interest adjustment, net of tax (2)	—	—	—	691
Net (loss) income attributable to Bloomin’ Brands	(63,635)	82,545	11,876	151,407
Adjustments:
Income from operations adjustments	—	(6,337)	—	(6,337)
Loss on extinguishment and modification of debt (3)	107,630	2,073	107,630	2,073
Loss on fair value adjustment of derivatives, net (4)	17,685	—	17,685	—
Total adjustments, before income taxes	125,315	(4,264)	125,315	(4,264)
Adjustment to provision for income taxes (5)	1,322	1,243	1,322	1,243
Net adjustments	126,637	(3,021)	126,637	(3,021)
Adjusted net income	$63,002	$79,524	$138,513	$148,386

Diluted (loss) earnings per share (6)	$(0.72)	$0.75	$0.12	$1.38
Adjusted diluted earnings per share (7)	$0.68	$0.81	$1.48	$1.53

Diluted weighted average common shares outstanding (6)	88,898	109,805	102,045	110,223
Adjusted diluted weighted average common shares outstanding (7)	92,863	98,574	93,792	97,011
_________________
(1)The thirteen and twenty-six weeks ended June 27, 2021 include the recognition of recoverable PIS and COFINS taxes, including accrued interest, within other revenues as a result of favorable court rulings in Brazil during the second quarter of 2021.
(2)Adjustment for interest expense related to the 2025 Notes weighted for the portion of the period prior to our election under the 2025 Notes indenture to settle the principal portion of the 2025 Notes in cash.
(3)The thirteen and twenty-six weeks ended June 26, 2022 include losses in connection with the $125.0 million 2025 Notes Partial Repurchase, the modification of our revolving credit facility and the extinguishment of our term loan A.
(4)Fair value adjustments to the conversion feature of the 2025 Notes repurchased, as well as the settlements of the related convertible senior note hedges and warrants in connection with the 2025 Notes Partial Repurchase.
(5)Income tax effect of the adjustments for the periods presented. For the thirteen and twenty-six weeks ended June 26, 2022, the primary difference between the GAAP and adjusted effective income tax rates relate to certain non-deductible losses and other tax costs associated with the 2025 Notes Partial Repurchase.
(6)Due to the GAAP net loss, the effect of dilutive securities was excluded from the calculation of GAAP diluted loss per share for the thirteen weeks ended June 26, 2022.
(7)Adjusted diluted weighted average common shares outstanding was calculated excluding the dilutive effect of 7,774 and 11,231 shares for the thirteen weeks ended June 26, 2022 and June 27, 2021, respectively, and 8,253 and 10,442 shares for the twenty-six weeks ended June 26, 2022 and June 27, 2021, respectively, to be issued upon conversion of the 2025 Notes to satisfy the amount in excess of the principal since our convertible note hedge offsets the dilutive impact of the shares underlying the 2025 Notes. For the twenty-six weeks ended June 27, 2021, adjusted diluted weighted average common shares outstanding was also calculated assuming our February 2021 election to settle the principal portion of the 2025 Notes in cash was in effect for the entire period. For adjusted diluted earnings per share, the calculation includes 3,965 dilutive shares for the thirteen weeks ended June 26, 2022, primarily related to outstanding warrants.

Following is a summary of the financial statement line item classification of the net (loss) income adjustments:

	THIRTEEN WEEKS ENDED		TWENTY-SIX WEEKS ENDED
(dollars in thousands)	JUNE 26, 2022	JUNE 27, 2021	JUNE 26, 2022	JUNE 27, 2021
Franchise and other revenues	$—	$(6,337)	$—	$(6,337)
Loss on extinguishment and modification of debt	107,630	2,073	107,630	2,073
Loss on fair value adjustment of derivatives, net	17,685	—	17,685	—
Provision for income taxes	1,322	1,243	1,322	1,243
Net adjustments	$126,637	$(3,021)	$126,637	$(3,021)

TABLE SEVEN
BLOOMIN’ BRANDS, INC.
SEGMENT INCOME FROM OPERATIONS NON-GAAP RECONCILIATIONS
(UNAUDITED)
(dollars in thousands)	THIRTEEN WEEKS ENDED		TWENTY-SIX WEEKS ENDED
International Segment	JUNE 26, 2022	JUNE 27, 2021	JUNE 26, 2022	JUNE 27, 2021
Income from operations	$14,126	$2,470	$23,010	$6,007
Operating income margin	11.2%	3.3%	10.0%	3.8%
Adjustments:
Legal and other matters (1)	—	(6,337)	—	(6,337)
Adjusted income (loss) from operations	$14,126	$(3,867)	$23,010	$(330)
Adjusted operating income (loss) margin	11.2%	(5.7)%	10.0%	(0.2)%
_________________
(1)Recognition of recoverable PIS and COFINS taxes, including accrued interest, within other revenues as a result of favorable court rulings in Brazil during the second quarter of 2021.

TABLE EIGHT
BLOOMIN’ BRANDS, INC.
COMPARATIVE RESTAURANT AND OFF-PREMISES ONLY KITCHEN INFORMATION
(UNAUDITED)
Number of restaurants:	MARCH 27, 2022	OPENINGS	CLOSURES	JUNE 26, 2022
U.S.
Outback Steakhouse
Company-owned	562	2	(1)	563
Franchised	130	—	—	130
Total	692	2	(1)	693
Carrabba’s Italian Grill
Company-owned	199	—	(1)	198
Franchised	20	—	(1)	19
Total	219	—	(2)	217
Bonefish Grill
Company-owned	175	—	(1)	174
Franchised	7	—	—	7
Total	182	—	(1)	181
Fleming’s Prime Steakhouse & Wine Bar
Company-owned	64	—	—	64
Aussie Grill
Company-owned	7	—	(2)	5
U.S. total	1,164	2	(6)	1,160
International
Company-owned
Outback Steakhouse - Brazil (1)	123	6	—	129
Other (1)(2)	33	—	—	33
Franchised
Outback Steakhouse - South Korea	78	1	(2)	77
Other (2)	52	—	(2)	50
International total	286	7	(4)	289
System-wide total	1,450	9	(10)	1,449
System-wide total - Company-owned	1,163	8	(5)	1,166
System-wide total - Franchised	287	1	(5)	283
____________________
(1)The restaurant counts for Brazil, including Abbraccio restaurants within International Company-owned Other, are reported as of February 28, 2022 and May 31, 2022, respectively, to correspond with the balance sheet dates of this subsidiary.
(2)International Company-owned Other and International Franchised Other included two and three Aussie Grill locations, respectively, as of June 26, 2022.

Number of kitchens (1):	MARCH 27, 2022	OPENINGS	CLOSURES	JUNE 26, 2022
U.S.
Company-owned	2	—	—	2
International
Company-owned	1	—	—	1
Franchised - South Korea	46	3	—	49
System-wide total	49	3	—	52
____________________
(1)Excludes virtual concepts that operate out of existing restaurants and sports venue locations.

TABLE NINE
BLOOMIN’ BRANDS, INC.
COMPARABLE RESTAURANT SALES INFORMATION
(UNAUDITED)
	THIRTEEN WEEKS ENDED		TWENTY-SIX WEEKS ENDED
	JUNE 26, 2022		JUNE 26, 2022
	COMPARABLE TO		COMPARABLE TO
	2021	2019 (1)	2021	2019 (1)
Year over year percentage change:
Comparable restaurant sales (stores open 18 months or more):
U.S. (2)
Outback Steakhouse	(1.1)%	10.1%	3.9%	6.3%
Carrabba’s Italian Grill	(1.0)%	15.6%	5.0%	13.1%
Bonefish Grill	(1.1)%	3.3%	9.2%	2.5%
Fleming’s Prime Steakhouse & Wine Bar	6.0%	31.8%	23.1%	27.6%
Combined U.S.	(0.4)%	11.7%	6.4%	8.6%
International
Outback Steakhouse - Brazil (3)	95.7%	27.6%	61.1%	20.8%

Traffic:
U.S.
Outback Steakhouse	(8.7)%	(4.5)%	(5.0)%	(7.4)%
Carrabba’s Italian Grill	(7.5)%	4.6%	(2.5)%	3.2%
Bonefish Grill	(8.6)%	(4.9)%	(1.0)%	(5.6)%
Fleming’s Prime Steakhouse & Wine Bar	(2.9)%	8.8%	11.1%	7.3%
Combined U.S.	(8.3)%	(2.5)%	(3.5)%	(4.8)%
International
Outback Steakhouse - Brazil	57.8%	28.8%	42.0%	23.9%

Average check per person (4):
U.S.
Outback Steakhouse	7.6%	14.6%	8.9%	13.7%
Carrabba’s Italian Grill	6.5%	11.0%	7.5%	9.9%
Bonefish Grill	7.5%	8.2%	10.2%	8.1%
Fleming’s Prime Steakhouse & Wine Bar	8.9%	23.0%	12.0%	20.3%
Combined U.S.	7.9%	14.2%	9.9%	13.4%
International
Outback Steakhouse - Brazil	37.3%	—%	19.2%	(2.8)%
____________________
(1)Comparable restaurant sales, traffic and average check per person increases (decreases) relative to 2019 for improved comparability to pre-COVID-19 restaurant sales.
(2)Relocated restaurants closed more than 60 days are excluded from comparable restaurant sales until at least 18 months after reopening.
(3)Excludes the effect of fluctuations in foreign currency rates. Includes trading day impact from calendar period reporting.
(4)Average check per person includes the impact of menu pricing changes, product mix and discounts.

SOURCE: Bloomin’ Brands, Inc.